                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


         We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amended and Restated 1996 Stock Incentive Plan of Biosite Incorporated of our report dated January 19, 2001 with respect to the consolidated financial statements of Biosite Incorporated (formerly Biosite Diagnostics Incorporated) included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.



                                                     /s/ ERNST & YOUNG LLP

                                                     ERNST & YOUNG LLP

San Diego, California
June 20, 2001